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                                                                     EXHIBIT 9.3




                         DATED AS OF DECEMBER 29, 1998


                         GREATE BAY CASINO CORPORATION
                            VOTING TRUST AGREEMENT

                               - by and among -

                     CAROLYN S. HICKEY, DIANA PRATT-WYATT,
               FORMERLY DIANA L. HEISLER, AND SHARON R. NAFTEL,
                            FORMERLY SHARON R. NASH

                                    - and -

                              EDWARD T. PRATT III
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                            VOTING TRUST AGREEMENT


     THIS VOTING TRUST AGREEMENT ("Agreement") is made and entered into as of the 29th day of September, 1998, by and among CAROLYN S. HICKEY, DIANA PRATT-WYATT, FORMERLY DIANA L. HEISLER, AND SHARON R. NAFTEL, FORMERLY SHARON R. NASH ("Shareholders") and EDWARD T. PRATT III ("Proxy").

                              W I T N E S E T H :
                              -------------------

     WHEREAS, Shareholders are adult individuals residing as follows:

                    Carolyn S. Hickey
                    1060 Brazos Heights
                    Mineral Wells, Texas 76067

                    Diana Pratt-Wyatt
                    2309 Arlington Place
                    Bossier City, Louisiana 71111

                    Sharon R. Naftel
                    2025 Austin Drive
                    Mesquite, Texas 75181

 and

     WHEREAS, each Shareholder is the owner, either directly, indirectly or beneficially, of the shares of the issued and outstanding common stock (the "Stock") of Greate Bay Casino Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), specified on Exhibit "A" attached hereto and made a part hereof; and

     WHEREAS,  pursuant to the provisions of the New Jersey Casino Control Act,
N. J. Stat. Ann. 5:12-1, et seq. (the "Act"), as enforced by the New Jersey
--------------------------------
Division of Gaming Enforcement (the "Division") before the New Jersey Casino Control Commission (the "Commission"),
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Shareholders' ownership of the Stock is subject, in the alternative, to either certain restrictions or the qualification of Shareholders under the Act; and

     WHEREAS, Proxy Edward T. Pratt III is an adult individual residing at 3307 Beverly Drive, Dallas, Texas 75205; and

     WHEREAS, Shareholders, having a special trust and confidence in Proxy, wish to irrevocably assign all of Shareholders' voting and other rights incident to the Stock in Proxy under the terms and pursuant to the conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual promises, representations, covenants, agreements, understandings and undertakings hereinafter set forth, Shareholders and Proxy do hereby covenant and agree as follows:

     1. APPOINTMENT OF PROXY. Each Shareholder hereby (a) irrevocably appoints Proxy as his or her attorney-in-fact and (b) irrevocably grants and assigns to Proxy any and all voting rights such Shareholder may now have, or may during the Term of this Agreement acquire, all with respect to the Stock owned by such Shareholder.

     2. PROXY'S DUTIES/LIMITATION OF LIABILITY. In the discharge of his obligations under this Agreement, Proxy shall have the right to vote the Stock in such form and manner as Proxy, in the exercise of good faith and his prudent business judgment, may deem in the best interests of Shareholders. Other than as specifically set forth in this Paragraph 2, Proxy shall have no further duties or obligations owing to Shareholders with regard to the Stock. Provided Proxy acts pursuant to this Agreement in the exercise of good faith and his prudent business judgment, Proxy shall not be personally liable to any person or entity for any act or omission to act under this Agreement.

                                       2
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     3.   COVENANT NOT TO INFLUENCE.  Each Shareholder hereby covenants and agrees that he or she shall not exercise or attempt to exercise, directly or indirectly, any control or influence over Proxy with regard to any matter concerning the voting of the Stock.

     4. DISPOSITION OF THE STOCK. Shareholders, during the Term of this Agreement, shall not transfer, sell, dispose of, assign, hypothecate or otherwise encumber the Stock without the prior written approval of Proxy.

     5. RELATIONSHIP BETWEEN SHAREHOLDERS AND PROXY. Except as otherwise specifically set forth in this Agreement, nothing contained or set forth in this Agreement shall be construed so as to create any fiduciary or other relationship between Shareholders and Proxy. In the course of exercising his duties under this Agreement, Proxy shall not be entitled to receive any compensation or other remuneration from Shareholders, provided, however, that Proxy shall be entitled to retain and pay, on account of and for the benefit of Shareholders, such professional service providers as Proxy may deem necessary or desirable. In such event, Proxy shall pay for, and Shareholders shall reimburse Proxy for, the costs of such professional service providers.

     6. SUCCESSOR TRUSTEE. In the event Proxy is unable or unwilling to serve, Shareholders shall have the right to appoint a Successor Proxy. Any such Successor Proxy shall, upon qualification by the Commission in accordance with the provisions of the Act, assume all rights and responsibilities of Proxy pursuant to this Agreement but shall not be responsible for any acts or failures to act which occurred prior to such Successor Proxy assuming all rights and responsibilities of Proxy under this Agreement.

                                       3
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     7.   EFFECTIVE DATE/TERM/TERMINATION.

          (a) EFFECTIVE DATE AND TERM. This Agreement shall become effective as of the date and year first above written and shall continue in force until December 31, 2001, unless sooner terminated as provided in Paragraph 7(b) of this Agreement (the "Term").

          (b) TERMINATION. This Agreement shall immediately terminate upon the occurrence of Shareholders' sale of all of the Stock pursuant to the provisions of Paragraph 4 of this Agreement.

     8. BEST EVIDENCE. This Agreement shall be executed in original and "Xerox" or photostatic copies and each copy bearing original signatures of Shareholders and Proxy in ink shall be deemed an original.

     9. SUCCESSION. Subject to the provisions of Paragraph 6 of this Agreement, this Agreement shall be binding upon and inure to the benefits of Shareholders' and Proxy's respective heirs, successors and assigns.

     10. AMENDMENT OR MODIFICATION. This Agreement may not be amended or modified except upon a writing (i) signed by both Shareholders and Proxy and
(ii) approved, if required, by the Commission or any other gaming regulatory authority having jurisdiction.

     11. ASSIGNMENT. This Agreement shall not be assigned by either Shareholders or Proxy without the prior written consent of both the non-assigning party. Any purported assignment in violation of the provisions of this Paragraph 11 shall be deemed null and void and shall have no force or effect.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that applicable gaming laws,

                                       4
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rules and regulations and applicable resolutions and requirements of gaming regulatory authorities having jurisdiction shall necessarily control and govern.

     13. NOTICES. Any and all written notices required by this Agreement shall be either (i) hand delivered, (ii) mailed via certified mail, return receipt requested, (iii) telecopied (with confirmed answerback)or (iv) delivered via any commercial courier service, addressed to the following:

     TO SHAREHOLDERS:    Carolyn S. Hickey
     ---------------
                         1060 Brazos Heights
                         Mineral Wells, Texas 76067

                         Diana Pratt-Wyatt
                         2309 Arlington Place
                         Bossier City, Louisiana 71111

                         Sharon R. Naftel
                         2025 Austin Drive
                         Mesquite, Texas 75181

     TO PROXY:           Edward T. Pratt III
     --------
                         3307 Beverly Drive
                         Dallas, Texas 75205

     WITH COPIES TO:     General Counsel
     --------------
                         Greate Bay Casino Corporation
                         Two Galleria Tower, Suite 2200
                         13455 Noel Road, LB 48
                         Dallas, Texas 75240

                         General Counsel
                         Casino Control Commission
                         Princeton Pike Office Park Building No. 5
                         CN-208
                         Trenton, New Jersey 08625

                         Director
                         Division of Gaming Enforcement
                         Richard J. Hughes Justice Complex
                         CN-047
                         Trenton, New Jersey 08525

                                       5
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     All notices hand delivered shall be deemed delivered as of the date actually delivered. All notices mailed via certified mail, return receipt requested, shall be deemed delivered as of four (4) business days after the date postmarked. All notices delivered by telecopy shall be effective upon receipt of the confirmed answerback. All notices delivered via a commercial courier service shall be deemed delivered as of the next business day after the date entrusted to such commercial courier service. Any changes in any of the addresses listed in this Paragraph 13 shall be made by written notice as provided in this Paragraph 13.

     14. INTERPRETATION. The preamble recitals to this Agreement are incorporated into and made a part of this Agreement. Titles of paragraphs are for convenience only and are not to be considered a part of this Agreement.

     15. PAROL. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and this Agreement supersedes any prior understandings, agreements or undertakings.
                                       6
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     IN WITNESS WHEREOF, Shareholders and Proxy have executed and delivered this
Agreement as of the date and year first above written.

WITNESS:

/s/  Evelyn Johnstone              /s/ Carolyn S. Hickey
---------------------------        -----------------------------------------
                                   CAROLYN S. HICKEY, Shareholder

WITNESS:

/s/  Peggy L. Mitchell             /s/ Diana Pratt-Wyatt
---------------------------        -----------------------------------------
                                   DIANA PRATT-WYATT, Shareholder

                                          /s/ Brenda Stephens
                                          Brenda Stephens, Notary Public
                                          Caddo Parish, Louisiana
                                          My Commission is FOR LIFE

WITNESS:

/s/ Evelyn Johnstone               /s/ Sharon R. Naftel
---------------------------        -----------------------------------------
                                   SHARON R. NAFTEL, Shareholder



WITNESS:


/s/ Evelyn Johnstone               /s/ Edward T. Pratt III
---------------------------        -----------------------------------------
                                   Edward T. Pratt III, Proxy

                                       7
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                                  EXHIBIT "A"


1. Diana Pratt-Wyatt - 77,396 shares of the common stock of Greate Bay Casino Corporation

2. Carolyn S. Hickey - 77,396 shares of the common stock of Greate Bay Casino Corporation